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                                                                    EXHIBIT 3.63


                       CERTIFICATE OF LIMITED PARTNERSHIP

         The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

         I. The name of the limited partnership is WPT LP.

         II. The address of the Partnership's registered office in the State of Delaware is 103 Foulk Road, Suite 200, Wilmington, DE 19803. The registered agent for service of process in the State of Delaware at such address is Entity Services Group, L.L.C.

         III. The name and mailing address of each general partner is as follows:

                      NAME                          MAILING ADDRESS
                      ----                          ---------------
          Westlake Chemical Holdings, Inc.    2801 Post Oak Boulevard, Suite 600
                                              Houston, TX  77056


         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of WPT LP as of December 20, 2000.

                                         WESTLAKE CHEMICAL HOLDINGS, INC.,
                                         GENERAL PARTNER

                                         By: /s/ A. Chao
                                             ---------------------------------
                                             Albert Chao, President